     As Filed with the Securities and Exchange Commission on August 5, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            _______________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         FUTURELINK DISTRIBUTION CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                                                                           95-3895211
          Colorado                           300, 250 - 6th Avenue S.W.                  --------------
----------------------------              Calgary, Alberta CANADA T2P 3H7                (IRS Employer
(State or Other Jurisdiction     --------------------------------------------------      Identification
     of  Incorporation)          (Address of Principal Executive Offices; Zip Code)          Number)

                FUTURELINK DISTRIBUTION CORP. STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Kyle B.A. Scott
                     General Counsel & Corporate Secretary
                         FutureLink Distribution Corp.
                               300-250-6 Avenue SW
                            Calgary, Alberta T2P 3H7
                    (Name and address of agent for service)
                                 (403) 216-6000
                    (Telephone number, including area code,
                             of agent for service)



                        CALCULATION OF REGISTRATION FEE


                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE          OFFERING PRICE PER    AGGREGATE OFFERING    AMOUNT OF
TO BE REGISTERED      REGISTERED            SHARE(1)              PRICE(1)              REGISTRATION FEE
Common Stock
($0.0001 par value
per share)            4,000,000 shares                     $7.93        $31,720,000.00             $8,818.16
                      ----------------      --------------------  --------------------  --------------------

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices of shares of Common Stock on July 16, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the Registrant, FutureLink Distribution Corp. ("FutureLink"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 and are incorporated herein by reference:

     1. FutureLink's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;
     2. FutureLink's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999;
     3. Current Reports on Form 8-K dated August 3, 1999, July 28, 1999, July 22, 1999, June 16, 1999, May 18, 1999, May 17, 1999, May 14, 1999 and
          May 7, 1999;
          and
     4. The description of FutureLink's Common Stock included in Registration Statements on Form SB-2 dated August 24, 1998 (as amended on October 21, 1998, December 14, 1998 and December 21, 1998).

     All documents subsequently filed by FutureLink pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Registrant and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Registrant shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     FutureLink's Articles of Incorporation state that it may, in its sole discretion, indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director, officer, employee or agent of FutureLink, to the fullest extent allowed by the Colorado Business Corporation Act.

     Sections 7-109-102 and 7-109-107 of the Colorado Business Corporation Act provide that a corporation may indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement which, in each case, were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if: (i) they acted in good faith; (ii) in the case of conduct in an official capacity with the corporation, the conduct was in the corporation's best interests;
(iii) in all other cases, the conduct was at least not opposed to the corporation's best interests; and (iv) in the case of a criminal proceeding, they had no reasonable cause to believe the conduct was unlawful. The corporation may not indemnify an officer, director, employee or agent of the corporation: (i) in connection with a proceeding by the corporation or enforcing rights of the corporation in which such person is adjudged liable to the corporation or (ii) in connection with any proceeding charging improper personal benefit, whether or not acting in an official capacity, in which such person is adjudged liable on the basis that personal benefit was improperly received. Unless limited by its Articles of Incorporation, a corporation shall be required to indemnify an officer, director, employee or agent who was wholly successful in defense of a proceeding, against reasonable attorneys' fees.

     The Articles of Incorporation of FutureLink provide that FutureLink will exercise, to the extent permitted by law, its power of indemnification, and that the foregoing right of indemnification shall not be exclusive of other rights to which a person shall be entitled as a matter of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of FutureLink pursuant to the foregoing provisions, or otherwise, FutureLink has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Effective July 1, 1998, FutureLink purchased Directors and Officers Liability insurance with coverage of $2,000,000 from AON Financial Management out of Denver, Colorado.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable

ITEM 8. CONSULTANTS AND ADVISORS

        Not applicable

ITEM 9. EXHIBITS

NO.          DESCRIPTION
------------------------

3(1)         Certification of Incorporation of FutureLink*

3(2)         By-Laws of FutureLink*

5            Opinion of counsel as to legality of securities being registered

23(a)        Consent of Ernst & Young LLP

23(b)        Consent of Jeffer, Mangels, Butler & Marmaro LLP


*  incorporated by reference in FutureLink's Registration Statement on Form
SB-2

ITEM 10. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
      Section 13 or Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on July 30, 1999.


                              FUTURELINK DISTRIBUTION CORP.


                              By:  /s/ CAMERON B. CHELL
                                   ------------------------
                                   Cameron B. Chell
                                   Chief Executive Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints Cameron
B. Chell and Raghu Kilambi, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                         CAPACITY                                     DATE
/s/ CAMERON B. CHELL
--------------------------------
  Cameron B. Chell                 Chief Executive Officer                       July 30, 1999

/s/ RAGHU KILAMBI
--------------------------------
  Raghu Kilambi                    Chief Financial Officer and Director          July 30, 1999

/s/ PHILIP R. LADOUCEUR
--------------------------------
  Philip R. Ladouceur              Executive Chairman of the Board               July 30, 1999

/s/ ROBERT KUBBERNUS
--------------------------------
Robert Kubbernus                   Director                                      July 30, 1999

/s/ F. BRYSON FARRILL
--------------------------------
F. Bryson Farrill                  Director                                      July 30, 1999

/s/ TIMOTHY FLYNN
--------------------------------
Timothy Flynn                      Director                                      July 30, 1999

/s/ MICHAEL FALK
--------------------------------
Michael Falk                       Director                                      July 30, 1999

/s/ WILLIAM V. (BILL) ARNETT
--------------------------------
William V. (Bill) Arnett           Chief Operating Officer                       July 30, 1999

/s/ KYLE B.A. SCOTT
--------------------------------
Kyle B.A. Scott                    Corporate Secretary                           July 30, 1999

                               INDEX TO EXHIBITS






    NO.    DESCRIPTION
    -----  ----------------------------------------------------------------
    3(1)   Certification of Incorporation of FutureLink*

    3(2)   By-Laws of FutureLink*

    5      Opinion of counsel as to legality of securities being registered

    23(a)  Consent of Ernst & Young LLP

    23(b)  Consent of Jeffer, Mangels, Butler & Marmaro LLP


* incorporated by reference in FutureLink's Registration Statement on Form SB-2